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Section 240.14a-101 Schedule 14A.
Information required in proxy statement.
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [   ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Sirius Satellite Radio Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 25, 2004

       You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on Tuesday, May 25, 2004, at 9:30 a.m. in The Auditorium at The Equitable Center, 787 Seventh Avenue, New York, New York 10020. The annual meeting is being held to:

1. Elect seven directors.

2. Approve the amendment of the Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan.

3. Approve the Sirius Satellite Radio 2004 Employee Stock Purchase Plan.

4. Transact any other business that may properly come before the meeting.

       These items are described in this proxy statement.

       Only stockholders of record at the close of business on Monday, March 29, 2004 are entitled to vote at the annual meeting. A list of stockholders entitled to vote will be available for examination for ten days prior to the annual meeting, between the hours of 9:00 a.m. and 4:00 p.m., New York City time, at our offices at 1221 Avenue of the Americas, 36th Floor, New York, New York 10020.

If You Plan to Attend

       Please note that space limitations make it necessary to limit attendance to stockholders. Admission to the meeting will be on a first-come, first-served basis. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date to enter the meeting. Cameras, recording devices and other electronic equipment will not be permitted in the meeting.

       Your vote is important. We encourage you to sign and return your proxy card before the meeting so that your shares will be represented and voted at the meeting, even if you cannot attend.

       This proxy statement and our 2003 Annual Report to Stockholders are being distributed on or about April 13, 2004.

By Order of the Board of Directors, PATRICK L. DONNELLY Executive Vice President, General Counsel and Secretary

New York, New York
April 13, 2004

QUESTIONS AND ANSWERS
ABOUT THE MEETING

What am I voting on?

1.	The election of seven directors to our board of directors (Leon D. Black, Joseph P. Clayton, Lawrence F. Gilberti, James P. Holden, Warren N. Lieberfarb, Michael J. McGuiness and James F. Mooney).
2.	To approve the amendment of the Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan to include members of our board of directors as eligible participants.
3.	To approve the Sirius Satellite Radio 2004 Employee Stock Purchase Plan.

Why did I received this proxy statements?

Our board of directors is soliciting your proxy to vote at the annual meeting because you were a stockholder at the close of business on March 29, 2004, the record date, and are entitled to vote at the meeting.
This proxy statement and the 2003 annual report, along with either a proxy card or a voting instruction card, are being mailed to stockholders beginning on April 13, 2004. This proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, The Bank of New York, you are considered, with respect to those shares, the “stockholder of record”. The proxy statement, annual report and proxy card have been sent directly to you by us.
If your shares are held in a stock brokerage account by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The proxy statement and annual report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

How do I vote?

If your shares are held in “street name”, through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.
Stockholders of record can vote as follows:
By Mail: Stockholders should sign, date and return their proxy cards in the pre-addressed, postage-paid envelope that is provided.
At the Meeting: If you attend the annual meeting, you may vote in person by ballot, even if you have previously returned a proxy card.

Who is entitled to vote and how many votes do they have?

Holders of our common stock as of the close of business on March 29, 2004, the record date, are entitled to vote at the annual meeting. Each share of our common stock is entitled to one vote. As of the record date, 1,231,716,948 shares of our common stock were outstanding and entitled to vote at the annual meeting.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. We are soliciting proxies so that all shares of our common stock may be voted at the annual meeting.

Who am I designating as my proxy?

You will be designating Patrick L. Donnelly, our Executive Vice President, General Counsel and Secretary, and Douglas A. Kaplan, our Vice President and Deputy General Counsel, as your proxies.

How will my proxy vote my shares?

Your proxy will vote according to your instructions. If you complete your proxy instructions but do not indicate your vote on one or all of the business matters, your proxy will vote “FOR” these items. Also, your proxy is authorized to vote on any other business that properly comes before the annual meeting in accordance with the recommendation of our board of directors.

Can I change my vote after I return my proxy card?

Yes. You may change your vote at any time before your shares are voted at the annual meeting by:
•	Notifying our Corporate Secretary, Patrick L. Donnelly, in writing at Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, New York 10020 that you are revoking your proxy;
•	Executing and delivering a later dated proxy card; or
•	Voting in person at the annual meeting.
However, if you have shares held through a brokerage firm, bank or other custodian, you may revoke your instructions only by informing the custodian in accordance with any procedures it has established.

What happens if a nominee for director is unable to serve as a director?

If any of the nominees becomes unavailable for election, which we do not expect, votes will be cast for such substitute nominee or nominees as may be designated by our board of directors, unless our board of directors reduces the number of directors.
Under the policies of our board of directors, directors are expected to attend regular board meetings, board committee meetings and our annual stockholders meeting. Two of our seven directors attended our 2003 annual meeting of stockholders.

What is a quorum of stockholders?

Shares representing the majority of the total outstanding votes, present or represented by proxy, constitute a quorum. If you vote or return a proxy card, your shares will be considered part of the quorum.

What vote is required to approve each item?

In the election of directors, the seven persons receiving the highest number of affirmative votes will be elected. The affirmative vote of a majority of votes cast is required to approve the amendment to the Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan and approve the Sirius Satellite Radio 2004 Employee Stock Purchase Plan.

How do you count shares that aren’t voted for the nominees for director, or abstain on any matter?

With respect to the election of directors, votes withheld will be treated as shares present for purposes of determining a quorum. The seven persons receiving the greatest number of votes will be elected as directors and withheld votes will not affect the outcome of the election.

With respect to the amendment of the Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan, the approval of the Sirius Satellite Radio 2004 Employee Stock Purchase Plan or any other matter properly brought before the meeting, abstentions will be treated as shares present for purposes of determining a quorum but are not counted as votes cast on any matter to which they relate. Because a majority of the votes cast is required to approve the amendment of the Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan and to approve the Sirius Satellite Radio 2004 Employee Stock Purchase Plan, abstentions will not affect the approval of these items.

How do you count shares that are held by brokers but not voted?

Valid proxies submitted by a broker or its nominee that are not voted on a matter or that are marked “abstain” will be counted for purposes of determining a quorum at the annual meeting, but will not be considered as having voted on that matter.

Who will count the votes?

A representative of The Bank of New York, our transfer agent, will tabulate the votes and act as inspector of election.

How do I attend the annual meeting?

If you are a registered stockholder, an admission ticket is enclosed with your proxy card. If you wish to attend the annual meeting, please vote your proxy but keep the admission ticket and bring it with you to the annual meeting.
If your shares are held in the name of a bank, broker or other holder of record and you wish to attend the annual meeting, you need to bring a copy of a bank or brokerage statement to the annual meeting reflecting your stock ownership as of the record date.

Who is soliciting my proxy and who pays the cost?

Sirius is soliciting your proxy. The cost of soliciting proxies will be borne by Sirius, which has engaged MacKenzie Partners, Inc. to assist in the distribution and solicitation of proxies. We have agreed to pay MacKenzie $10,000 plus reimburse the firm for its reasonable out-of-pocket expenses. Sirius will also reimburse brokerage firms, banks and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. Our directors, officers and employees may solicit proxies on our behalf by telephone or in writing.

When are the stockholder proposals due for next year’s annual meeting?

To be eligible for inclusion in our proxy statement and form of proxy for next year’s annual meeting, stockholder proposals must be submitted in writing by the close of business on December 15, 2004 to Patrick L. Donnelly, Executive Vice President, General Counsel and Secretary, Sirius Satellite Radio Inc., 36th Floor, 1221 Avenue of the Americas, New York, New York 10020.
If any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) is instead sought to be presented directly at next year’s annual meeting, the proxies may vote in their discretion if (a) we receive notice of the proposal before the close of business on February 28, 2005 and advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter or (b) we do not receive notice of the proposal prior to the close of business on February 28, 2005. Notices of intention to present proposals at next year’s annual meeting should be addressed to Patrick L. Donnelly, Executive Vice President, General Counsel and Secretary, Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, New York 10020.

ITEM 1—ELECTION OF DIRECTORS

       Our board of directors currently has seven members, all of whom are standing for re-election at this year’s annual meeting. Directors serve until the next annual meeting of stockholders or until the director is succeeded by another director who has been elected. Each of the nominated directors has agreed to serve if elected. However, if for some reason one of them is unable to accept nomination or election, proxies will be voted for the election of a nominee designated by our board of directors. Biographical information for each of the nominees is presented below.

NOMINEES FOR THE BOARD OF DIRECTORS

       Leon D. Black, age 52, has been a director since June 2001. Mr. Black is one of the founding principals of Apollo Advisors, L.P., which manages investment capital on behalf of institutions. He is also the founder of Apollo Real Estate Advisors, L.P. From 1977 to 1990, Mr. Black worked at Drexel Burnham Lambert Incorporated, where he served as Managing Director, head of the Mergers & Acquisitions Group and co-head of the Corporate Department. Mr. Black is a director of United Rentals, Inc., Allied Waste Industries, Inc., AMC Entertainment Inc. and Wyndham International, Inc. Mr. Black is a trustee of The Museum of Modern Art, Mt. Sinai Hospital, The Metropolitan Museum of Art, Lincoln Center for The Performing Arts, Prep for Prep, The Jewish Museum, The Asia Society, Dartmouth College and Vail Valley Foundation.

       Joseph P. Clayton, age 54, has served as our President and Chief Executive Officer and a director since November 2001. Mr. Clayton served as President of Global Crossing North America, a global internet and long distance services provider, from September 1999 until November 2001. Mr. Clayton also served as a member of the board of directors of Global Crossing Ltd. from September 1999 until May 2002. On January 28, 2002, Global Crossing Ltd. and certain of its affiliates filed petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. From August 1997 to September 1999, Mr. Clayton was President and Chief Executive Officer of Frontier Corporation, a Rochester, New York-based national provider of local telephone, long distance, data, conferencing and wireless communications services, which was acquired by Global Crossing in September 1999. Prior to joining Frontier, Mr. Clayton was Executive Vice President, Marketing and Sales—Americas and Asia, of Thomson S.A., a leading consumer electronics company. Mr. Clayton is a member of the board of directors of Transcend Services Inc., a trustee of Bellarmine University and The Rochester Institute of Technology and a member of the advisory board of Indiana University School of Business.

       Lawrence F. Gilberti, age 53, has been a director since September 1993. Since June 2000, Mr. Gilberti has been a partner in the law firm of Reed Smith LLP; from May 1998 through May 2000, he was of counsel to that firm. From August 1994 to May 1998, Mr. Gilberti was a partner in the law firm of Fischbein Badillo Wagner & Harding.

       James P. Holden, age 52, has been a director since August 2001. From October 1999 until November 2000, Mr. Holden was the President and Chief Executive Officer of DaimlerChrysler Corporation, a subsidiary of DaimlerChrysler AG, one of the worlds largest automakers. Prior to being appointed President in 1999, Mr. Holden held numerous senior positions within Chrysler Corporation during his 19-year career at the company.

       Warren N. Lieberfarb, age 60, has been a director since September 2003. Mr. Lieberfarb is the president and chief executive officer of Warren N. Lieberfarb & Associates, a media, entertainment and technology consulting firm. From 1984 until December 2002, Mr. Lieberfarb was President of Warner Home Video, a subsidiary of Warner Bros. Entertainment, a global leader in the creation, distribution, licensing and marketing of theatrical motion pictures, television programming, animation, video/DVD and related products. Mr. Lieberfarb serves on the board of trustees of the University of Pennsylvania, on the board’s nominating and development committees, and on the undergraduate executive board of The Wharton School. He also serves on the board of directors and the board of trustees of the American Film Institute, and chairs its entrepreneurial committee, and on the board of directors of Digital Theatre Systems, Inc. Mr. Lieberfarb is also a member of the Academy of Motion Picture Arts and Sciences.

       Michael J. McGuiness, age 40, has been a director since June 2003. Since 1994, Mr. McGuiness has been a portfolio manager for W.R. Huff Asset Management Co., L.L.C., an investment adviser and private equity boutique.

       James F. Mooney, age 49, has been a director since July 2003. Since March 2003, Mr. Mooney has been chairman of the board of directors of NTL Incorporated, a cable television company with operations in the United Kingdom and Ireland. From April 2001 to September 2002, Mr. Mooney was the Executive Vice President and Chief Operating Officer of Nextel Communications Inc., a provider of wireless communications services. From January 2000 to January 2001, Mr. Mooney was the Chief Executive Officer and Chief Operating Officer of Tradeout Inc., an asset management firm owned jointly by General Electric Capital, Ebay Inc. and Benchmark Capital. From March 1999 to January 2000, Mr. Mooney was the Chief Financial Officer/Chief Operating Officer at Baan Company, a business management software provider. From 1980 until 1999, Mr. Mooney held a number of positions with IBM Corporation, including Chief Financial Officer of the Americas.

       The board of directors unanimously recommends a vote “FOR” each of the nominees.

BOARD GOVERNANCE AND OPERATIONS

       The business and affairs of Sirius are managed by or under the direction of our board of directors. Our board includes a majority of non-employee directors.

       Our board reaffirms its accountability to stockholders through the annual election process. All directors stand for election annually.

       Our board reviews and ratifies senior management selection and compensation, monitors overall corporate performance and ensures the integrity of our financial controls. Our board of directors also oversees our strategic and business planning processes.

Code of Ethics

       Our board of directors has adopted a code of ethics, which is applicable to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. Our code of ethics is available on our website at www.sirius.com/companyinfo/ethics. We intend to post any amendments to our code of ethics at this location on our website.

       Any person who wishes to receive a copy of our code of ethics, without charge, can send a letter addressed to our General Counsel at Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, New York 10020.

Meetings of the Board of Directors

       During the year ended December 31, 2003, there were fifteen meetings of our board of directors, and the board took action once by written consent in lieu of a meeting. Each director attended more than 90% of the total number of meetings of the board and meetings held by committees on which he served.

Committees of the Board of Directors

       Our board of directors maintains three standing committees, an Audit Committee, a Compensation Committee and a Finance Committee. The board of directors has determined that Mr. James Mooney is an audit committee financial expert. Mr. Mooney is an independent director.

       Our board of directors does not maintain a nominating or corporate governance committee. Given the small size of our board of directors, the directors have decided not to form either a nominating or corporate governance committee. Our board of directors, as a whole, reviews possible candidates for the board and is responsible for overseeing matters of corporate governance, including the evaluation of performance and practices of the board of directors, the board’s committees, management succession plans and executive resources. The board of directors considers suggestions from many sources, including stockholders, for possible directors. Such suggestions, together with appropriate biographical information, should be submitted to our Corporate Secretary, Sirius Satellite Radio Inc., 1221 Avenue of the Americas, New York, New York 10020. Candidates who are suggested by our stockholders are evaluated by the board of directors in the same manner as are other possible candidates. During 2003, our board of directors did not retain any third parties to assist in the process of identifying and evaluating potential nominees for our board of directors.

       The following table shows the present members of each committee, the number of committee meetings held during 2003 and the functions performed by each committee:

Committee	Functions

Audit Number of Meetings during 2003: Four Members: Lawrence F. Gilberti James P. Holden James F. Mooney*	• Selects our independent auditor
• Reviews reports of our independent auditor
• Reviews and approves the scope and cost of all services,
   including all non-audit services, provided by the firm
   selected to conduct the audit
• Monitors the effectiveness of the audit process
• Reviews adequacy of financial and operating controls
• Monitors our corporate compliance program

Compensation Number of Meetings during 2003: Three Members: Leon D. Black Lawrence F. Gilberti* James P. Holden	• Reviews and approves salaries and other compensation
   matters for executive officers
• Administers stock compensation program, including grants
   of options, restricted stock units and other equity based
compensation under our long-term incentive plan

Finance Number of Meetings during 2003: Two Members: Leon D. Black James P. Holden* Michael J. McGuiness	• Reviews and approves operating and capital budgets
• Reviews and approves proposed changes to our business
   plan and significant commitments and investments
• Assists in identifying and implementing means to reduce
   operating and capital expenditures and increase and enhance profitability and cash flows

* Chairperson

Stockholder Communications with the Board

       Stockholders who wish to do so may communicate directly with our board of directors, or specified individual directors, according to the procedures described on our website at www.sirius.com/companyinfo/directors.

       In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by us, including our board of directors and the Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are available upon request.

REPORT OF COMPENSATION COMMITTEE

       The following Report of the Compensation Committee of our board of directors and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filings by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report or the performance graphs by reference therein.

       The Compensation Committee of our board of directors, comprised solely of independent directors, is responsible for overseeing and administering our compensation programs. The Compensation Committee consults with our Senior Vice President, Human Resources, and from time to time seeks the advice and input of, and competitive compensation data from, Towers Perrin, independent compensation consultants retained by it. The Compensation Committee also reviews, monitors and approves executive compensation, establishes compensation guidelines for our officers, reviews projected personnel needs and administers our long-term stock incentive plan.

       During 2003, we recruited a new Executive Vice President and Chief Financial Officer, David J. Frear. Members of the Compensation Committee participated in the process of interviewing and selecting this executive officer, and recommended to our board of directors approval of his compensation arrangements. During 2003, we also promoted Joseph A. LaPlante from Vice President, Talk Programming, to Executive Vice President, Programming. Members of the Compensation Committee participated in the review of Mr. LaPlantes qualifications and approved his new compensation arrangements.

       During 2003, we entered into new employment agreements with David J. Frear, Executive Vice President and Chief Financial Officer, Joseph A. LaPlante, Executive Vice President, Programming, Guy D. Johnson and Michael Ledford. A summary of these employment agreements and the employment agreements between us, Joseph P. Clayton, our President and Chief Executive Officer, Patrick L. Donnelly, our Executive Vice President, General Counsel and Secretary, and Mary Patricia Ryan, our Executive Vice President, Marketing, are described below under the heading “Employment Agreements”.

Compensation Philosophy

       Our compensation program in 2003 for executive officers consisted of three key elements:

•	a base salary;

•	an annual bonus program; and

•	equity-based compensation, consisting of stock options and restricted stock units.

       The Compensation Committee believes that this three-part approach is consistent with programs adopted by similarly situated companies and best serves the interests of our stockholders. It enables us to meet the requirements of the competitive environment in which we operate, while ensuring that executive officers are compensated in a manner that advances both the short and long-term interests of stockholders. Under this approach, compensation for our executive officers involves a high proportion of pay that is “at risk”—namely, the annual bonus and the value of stock options and restricted stock units. A large portion of the stock options we issued in 2003 and all of the restricted stock units we granted in 2003 will vest based upon satisfaction of future performance milestones. Stock options and restricted stock units relate a significant portion of long-term remuneration directly to the stock price appreciation realized by stockholders.

       During 2003, the Compensation Committee approved a formal bonus plan for executive officers and other employees. Under this program, employees were awarded bonuses based upon the attainment of prescribed levels of subscriber activations, operating expenses, subscriber acquisition costs, reduction in product costs, customer satisfaction and employee satisfaction. The Compensation Committee assigned each of these criteria weight, and measured the achievement of these items in January 2004 based upon objective data certified by management. These criteria were established by the Compensation Committee after review of our business plan, discussions with our management and consultation with our compensation consultants. The Compensation Committee expects to establish appropriate metrics to award bonuses for the year ending December 31, 2004.

Base Salaries

       The base salaries paid to each of our executive officers during 2003 were paid pursuant to the written employment agreements described below under the heading “Employment Agreements”.

       The Compensation Committee approved a base salary increase on January 1, 2003 for Mr. LaPlante, our Executive Vice President, Programming, from $250,000 to $275,000. This adjustment in salary was based primarily upon the increase in Mr. LaPlantes responsibility with his promotion to Executive Vice President, Programming, a competitive salary comparison, and a subjective assessment of the nature of the position and the contribution and experience of Mr. LaPlante. No other executive officer received an increase in his or her base salary during 2003.

Annual Bonus

       In January 2004, the Compensation Committee awarded an annual bonus to Mr. Clayton of $432,000, Mr. Johnson of $288,000, Ms. Ryan of $179,200, Mr. Frear of $98,584, Mr. Donnelly of $193,200, and Mr. Ledford of $189,479. The annual bonus awarded to each executive officer was determined in accordance with the criteria contained in our 2003 bonus program. A majority of these bonuses were paid in the form of restricted stock units which vest on February 28, 2005. A portion of these restricted stock units will vest only if performance targets to be established by the board of directors for the year ending December 31, 2004 are satisfied.

Stock Options and Restricted Stock Units

       We provide long-term incentives through stock options and restricted stock units granted to our executive officers under our long-term stock incentive plan. The Compensation Committee believes that the potential for stock ownership by executives and other employees is the most effective method by which the interests of management may be aligned with those of our stockholders.

       In 2003, our board of directors awarded a significant number of stock options and restricted stock units to our executive officers. Excluding the stock options and restricted stock units awarded to our President and Chief Executive Officer, which are described below, during 2003 we awarded an aggregate of 12,150,000 stock options and 4,350,000 restricted stock units to our executive officers. The stock options awarded in 2003 have an exercise price of $1.04 per share and a ten year term. Approximately 36% of these stock options vested in March 2004 upon satisfaction of performance criteria established by our board of directors for the year ended December 31, 2003. A majority of the balance of these stock options vest upon satisfaction of performance criteria to be established by the board of directors. Each restricted stock unit entitles the holder to one share of our common stock on the applicable vesting date. The restricted stock units we granted in 2003 will vest on July 1, 2008, but may vest in March 2006 if we achieve performance criteria to be established by the board of directors for the year ending December 31, 2005. The Compensation Committee expects to establish performance criteria for future periods based upon our previous operating results and management’s projections for future periods.

       These equity awards and the structure of the program, particularly the vesting provisions, were designed to award our executive officers for future performance and further align the interests of our executive officers with our stockholders. The size of the 2003 equity awards was a result of three important factors:

•	in many cases, executive officers had not received an equity compensation award in the prior two years;

•	the work of our officers in completing our restructuring in an out-of-court proceeding that preserved the interests of existing stockholders; and

•	that, barring unforeseen circumstances, the Compensation Committee does not expect to issue significant additional equity based compensation for our existing executive officers during 2004 or 2005.

In awarding this equity based compensation, the Compensation Committee considered the size of the equity awards to various individuals; the expected dollar value of individual equity awards, calculated based on a Black-Scholes basis; the reasonableness of the awards in light of current market conditions and competitive practices; the importance of retaining and motivating management at this critical juncture in our history; and the expected perception of the awards in the marketplace. In connection with these awards, the Compensation Committee consulted with various members of our board of directors and received input from our compensation consultants.

       The Compensation Committee has also authorized executive management to grant stock options to employees below the senior management level on an annual basis according to guidelines intended to be competitive with comparable companies and to reward individual achievement appropriately. Our executive officers do not receive annual stock option grants under this program.

Stock Option Repricing

       During 2003, no options held by executive officers or other employees were repriced or otherwise amended.

Compensation of our Chief Executive Officer

       In November 2001, our board of directors negotiated, and we entered into, a three-year employment agreement with Mr. Clayton, our President and Chief Executive Officer. Our board of directors engaged Towers Perrin to assist it in the process of evaluating competitive compensation levels for Mr. Clayton.

       Pursuant to Mr. Clayton’s employment agreement, on November 26, 2003 we issued Mr. Clayton options to purchase 750,000 shares of our common stock at an exercise price of $5.25 per share, a price above the trading price of our common stock on that date. These options were exercisable on the date of grant. Under his employment agreement, we are obligated to issue Mr. Clayton options to purchase 750,000 shares of our common stock at an exercise price of $5.25 per share on November 26, 2004. These options will also be exercisable on the date of grant.

       During 2003, we issued Mr. Clayton options to purchase 10,500,000 shares of our common stock at an exercise price of $1.04 per share. These options vest as follows: 28.5% over three years, 28.5% vest on July 1, 2008 with accelerated vesting based on 2004 performance, and 43% vest on July 1, 2008 with accelerated vesting based on 2005 performance. These options have a term of 10 years. We also issued Mr. Clayton 4,500,000 restricted stock units. These restricted stock units vest on July 1, 2008 with accelerated vesting based on 2006 performance. The equity-based compensation awarded to Mr. Clayton in 2003 was based on many factors considered by the board of directors, including the factors previously discussed with respect to other executive officers; Mr. Clayton’s role in guiding our company through the restructuring in 2003; his varied efforts to stabilize the company and its business and position the company for future success; and the board of directors’ confidence in Mr. Clayton’s strategic and tactical leadership of our company in the future.

Policy with Respect to Internal Revenue Code Section 162(m)

       Section 162(m) of the Internal Revenue Code places a $1 million per person limitation on the tax deduction we may take for compensation paid to our Chief Executive Officer and our four other highest paid executive officers, except that compensation constituting performance-based compensation, as defined by the Internal Revenue Code, is not subject to the $1 million limit. The Compensation Committee generally intends to grant awards under our long-term stock incentive plan consistent with the terms of Section 162(m) so that such awards will not be subject to the $1 million limit. However, the Compensation Committee reserves the discretion to pay compensation that does not qualify for exemption under Section 162(m) where the Compensation Committee believes such action to be in the best interests of our stockholders.

Compensation Committee

LEON D. BLACK LAWRENCE F. GILBERTI, Chairman JAMES P. HOLDEN

PERFORMANCE GRAPH

       Set forth below is a graph comparing the cumulative performance of our common stock with the Standard & Poors Composite-500 Stock Index (the “S&P 500”) and the Nasdaq Telecommunications Index from December 31, 1999 to December 31, 2003. The graph assumes that $100 was invested on December 31, 1999 in each of our common stock, the S&P 500 and the Nasdaq Telecommunications Index and that all dividends were reinvested.

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 1999 with dividends reinvested

Sirius Satellite Radio Inc.

S&P 500®

NASDAQ Telecommunications Index

$200

$150

$100

$50

$0

12/99

2000

2001

2002

2003

SOURCE: MACKENZIE PARTNERS, INC.

TOTAL STOCKHOLDER RETURNS

Date	Sirius	S&P 500	NASDAQ Telecommunications Index(1)
December 31, 1999	$100	$100	$100
December 31, 2000	$67	$91	$46
December 31, 2001	$26	$80	$23
December 31, 2002	$1	$62	$10
December 31, 2003	$7	$80	$18

(1)	The Nasdaq Telecommunications Index is a capitalization weighted index designed to measure the performance of all Nasdaq-traded stocks in the telecommunications sector, including satellite technology.

Directors’ Compensation

       Each member of our board of directors who is not employed by us receives an annual retainer of $80,000 per year payable in the following manner:

•	$24,000 in the form of cash, restricted stock units, options to purchase our common stock, or any combination thereof, at the election of the director; and
•	$56,000 in the form of restricted stock units, options to purchase our common stock, or any combination thereof, at the election of the director.

       If any director fails to attend at least 75% of the meetings of the board of directors in any given year, he or she will forfeit 25% of his or her compensation that is payable in cash. During 2003, all of our directors attended over 75% of the meetings of our board of directors.

       In addition to this annual retainer, each director who serves as chair of a committee of the board of directors receives an additional payment of $20,000. These fees are payable in the form of cash, restricted stock units, options to purchase our common stock, or any combination thereof, at the election of the director.

       Further, the board of directors awarded Messrs. McGuiness, Mooney and Lieberfarb a one-time grant of restricted stock units valued at $56,000 upon their election to the board of directors.

       All options to purchase common stock awarded to our directors vests over a four-year period, and all restricted stock units awarded to our directors vest on the date that is one year following the director’s resignation, retirement from the board of directors or failure to be re-elected for any reason whatsoever. Payment of this equity-based compensation is subject to approval by stockholders of an amendment to the Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan, which is described in this proxy statement.

       We also pay the reasonable travel and accommodation expenses of directors in connection with their participation in meetings of the board of directors.

Compensation Committee Interlocks and Insider Participation

       Messrs. Leon D. Black, Lawrence F. Gilberti and James P. Holden served on the Compensation Committee in 2003. There were no Compensation Committee interlocks or insider participation in 2003.

EXECUTIVE COMPENSATION

       The table below shows the compensation for the last three years for our President and Chief Executive Officer and the five next highest paid executive officers at the end of 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long-Term Compensation
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)		Other Annual Compensation($)		Restricted Stock Awards ($)(2)		Securities Underlying Options (#)	All Other Compensation ($)(3)
Joseph P. Clayton	2003	600,000	432,000	(4)	67,248	(5)	7,290,000	(6)	11,250,000	8,250
President and Chief	2002	600,000	300,000		49,372	(5)	—		750,000	8,250
Executive Officer	2001	61,538	—		—		—		750,000	—
Patrick L. Donnelly	2003	345,000	235,700	(7)	—		1,944,000	(8)	2,800,000	6,863
Executive Vice President,	2002	345,000	172,500		—		—		—	8,250
General Counsel and	2001	325,000	225,000		—		—		100,000	10,500
Secretary
David J. Frear	2003	176,042	98,583	(9)	131,273	(10)	972,000	(11)	1,400,000	—
Executive Vice President	2002	—	—		—		—		—	—
and Chief Financial Officer	2001	—	—		—		—		—	—
Guy D. Johnson	2003	400,000	288,000	(12)	50,002	(5)	—		2,000,000	9,000
Executive Vice President,	2002	394,103	200,000		103,701	(5)	915,000	(13)	500,000	8,250
Sales	2001	—	—		—		—		—	—
Michael S. Ledford	2003	340,000	189,478	(14)	23,000	(15)	1,458,000	(16)	2,100,000	6,550
Executive Vice President,	2002	340,000	170,000		14,601	(15)	—		—	8,250
Engineering	2001	99,167	100,000		—		200,000	(17)	300,000	—
Mary Patricia Ryan	2003	320,000	179,200	(18)	—		1,701,000	(19)	2,450,000	9,000
Executive Vice President,	2002	178,256	185,000		—		—		240,000	—
Marketing	2001	—	—		—		—		—	—

(1)	Mr. Frear became an executive officer in June 2003. Mr. Johnson became an executive officer in January 2002. Ms. Ryan became an executive officer in June 2002.
(2)	The amounts in this column exclude the value of the restricted stock units awarded to our executive officers as part of their 2003 annual bonus. The value of these restricted stock units as of the date they were awarded are included under the “Bonus” column. Restricted stock units will vest on July 1, 2008; however, this vesting will accelerate if performance milestones to be established by our board of directors for the year ending December 31, 2005 are satisfied.
(3)	Represents matching contributions by us under our 401(k) savings plan. These amounts were paid in the form of our common stock.

(4)	$285,000 of this amount was paid in the form of restricted stock units. As part of our 2003 annual bonus program, Mr. Clayton was awarded 97,602 restricted stock units. 50,342 of these restricted stock units will vest on February 28, 2005, and 47,260 of these restricted stock units will vest on February 28, 2005 if we achieve performance criteria to be established by our board of directors for the year ending December 31, 2004.
(5)	Represents amounts reimbursed to Messrs. Clayton and Johnson for temporary living expenses in accordance with their respective employment agreements.
(6)	In August 2003, Mr. Clayton was awarded 4,500,000 restricted stock units. Amount represents the value of these restricted stock units (calculated by multiplying the closing price of our common stock on August 8, 2003, $1.62 per share, by the number of restricted stock units awarded) on August 11, 2003. On December 31, 2003, these restricted stock units had an aggregate value of $14,220,000 (calculated by multiplying the closing price of our common stock on December 31, 2003, $3.16 per share, by the number of restricted stock units awarded).
(7)	$119,025 of this amount was paid in the form of restricted stock units. As part of our 2003 annual bonus program, Mr. Donnelly was awarded 40,762 restricted stock units. 25,402 of these restricted stock units will vest on February 28, 2005, and 15,360 of these restricted stock units will vest on February 28, 2005 if we achieve performance criteria to be established by our board of directors for the year ending December 31, 2004.
(8)	In August 2003, Mr. Donnelly was awarded 1,200,000 restricted stock units. Amount represents the value of these restricted stock units (calculated by multiplying the closing price of our common stock on August 8, 2003, $1.62 per share, by the number of restricted stock units awarded) on August 11, 2003. On December 31, 2003, these restricted stock units had an aggregate value of $3,792,000 (calculated by multiplying the closing price of our common stock on December 31, 2003, $3.16 per share, by the number of restricted stock units awarded).
(9)	$60,734 of this amount was paid in the form of restricted stock units. As part of our 2003 annual bonus program, Mr. Frear was awarded 20,799 restricted stock units. 12,962 of these restricted stock units will vest on February 28, 2005, and 7,837 of these restricted stock units will vest on February 28, 2005 if we achieve performance criteria to be established by our board of directors for the year ending December 31, 2004.
(10)	Amounts reimbursed to Mr. Frear for relocation expenses.
(11)	In August 2003, Mr. Frear was awarded 600,000 restricted stock units. Amount represents the value of these restricted stock units (calculated by multiplying the closing price of our common stock on August 8, 2003, $1.62 per share, by the number of restricted stock units awarded) on August 11, 2003. On December 31, 2003, these restricted stock units had an aggregate value of $1,896,000 (calculated by multiplying the closing price of our common stock on December 31, 2003, $3.16 per share, by the number of restricted stock units awarded).
(12)	$190,000 of this amount was paid in the form of restricted stock units. As part of our 2003 annual bonus program, Mr. Johnson was awarded 65,069 restricted stock units. 33,562 of these restricted stock units will vest on February 28, 2005, and 31,507 of these restricted stock units will vest on February 28, 2005 if we achieve performance criteria to be established by our board of directors for the year ending December 31, 2004.
(13)	In January 2002, we granted Mr. Johnson 100,000 restricted shares of our common stock. Amount represents the value of this restricted stock (calculated by multiplying the closing price of our common stock on January 7, 2002, $9.15 per share, by the number of shares awarded, 100,000) as of January 7, 2002. Mr. Johnson forfeited 67,000 of these restricted shares of common stock because the average price of our common stock failed to equal or exceed performance targets established by our board of directors. On December 31, 2003, the remaining shares of this restricted stock had an aggregate value of $104,280 (calculated by multiplying the closing price of our common stock on December 31, 2003, $3.16 per share, by the number of shares which have not been forfeited, 33,000).
(14)	$116,732 of this amount was paid in the form of restricted stock units. As part of our 2003 annual bonus program, Mr. Ledford was awarded 39,977 restricted stock units. 24,913 of these restricted stock units will vest on February 28, 2005, and 15,064 of these restricted stock units will vest on February 28, 2005 if we achieve performance criteria to be established by our board of directors for the year ending December 31, 2004.
(15)	Represents gross proceeds received by Mr. Ledford from the sale of restricted shares of common stock. The restrictions applicable to 12,500 shares of stock lapsed on each of September 17, 2002 and September 17, 2003.
(16)	In August 2003, Mr. Ledford was awarded 900,000 restricted stock units. Amount represents the value of these restricted stock units (calculated by multiplying the closing price of our common stock on August 8, 2003, $1.62 per share, by the number of restricted stock units awarded) on August 11, 2003. On December 31, 2003, these restricted stock units had an aggregate value of $2,844,000 (calculated by multiplying the closing price of our common stock on December 31, 2003, $3.16 per share, by the number of restricted stock units awarded).
(17)	On September 17, 2001, we granted Mr. Ledford 50,000 restricted shares of our common stock. The restrictions applicable to these shares of common stock lapse in equal increments over four years. Amount represents the value of this restricted stock (calculated by multiplying the closing price of our common stock on September 17, 2001, $4.00 per share, by the number of shares awarded, 50,000) as of September 17, 2001. On December 31, 2003, the remaining restricted shares of our common stock had an aggregate value of $79,000 (calculated by multiplying the closing price of our common stock on December 31, 2003, $3.16 per share, by the number of shares that were restricted at December 31, 2003, 25,000).
(18)	$110,400 of this amount was paid in the form of restricted stock units. As part of our 2003 annual bonus program, Ms. Ryan was awarded 37,809 restricted stock units. 23,562 of these restricted stock units will vest on February 28, 2005, and 14,247 of these restricted stock units will vest on February 28, 2005 if we achieve performance criteria to be established by our board of directors for the year ending December 31, 2004.
(19)	In August 2003, Ms. Ryan was awarded 1,050,000 restricted stock units. Amount represents the value of these restricted stock units (calculated by multiplying the closing price of our common stock on August 8, 2003, $1.62 per share, by the number of restricted stock units awarded) on August 11, 2003. On December 31, 2003, these restricted stock units had an aggregate value of $3,318,000 (calculated by multiplying the closing price of our common stock on December 31, 2003, $3.16 per share, by the number of restricted stock units awarded).

       The following table sets forth certain information for the fiscal year ended December 31, 2003, with respect to options granted to individuals named in the Summary Compensation Table above.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation
Name	Number of Securities Underlying Options (#)	% of Total Options Granted to Employees	Exercise Price ($/Share)	Market Price on Date of Grant ($/Share)	Expiration Date	0% ($)	5% ($)	10% ($)
Joseph P. Clayton	750,000	21.1	5.25	1.98	11/23/2013	—	2,476,273	6,275,361
	10,500,000		1.04	1.62	8/11/2013	6,090,000	16,787,498	33,199,559
Patrick L. Donnelly	2,800,000	5.2	1.04	1.62	8/11/2013	1,624,000	4,476,666	8,853,216
David J. Frear	1,400,000	2.6	1.85	1.85	8/11/2013	—	1,628,837	4,127,793
Guy D. Johnson	2,000,000	3.7	1.04	1.62	8/11/2013	1,160,000	3,197,619	6,323,726
Michael S. Ledford	2,100,000	3.9	1.04	1.62	8/11/2013	1,218,000	3,357,500	6,639,912
Mary Patricia Ryan	2,450,000	4.6	1.04	1.62	8/11/2013	1,421,000	3,917,083	7,746,564

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

       The following table sets forth certain information with respect to the number of shares covered by both exercisable and unexercisable stock options held by the individuals named in the Summary Compensation Table as of December 31, 2003. Also reported are the values for “in-the-money” stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 2003 ($3.16 per share).

			Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph P. Clayton	—	—	2,250,000	10,500,000	—	22,260,000
Patrick L. Donnelly	—	—	500,000	2,800,000	—	5,936,000
David J. Frear	—	—	—	1,400,000	—	1,834,000
Guy D. Johnson	—	—	375,000	2,125,000	—	4,240,000
Michael S. Ledford	—	—	200,000	2,200,000	—	4,452,000
Mary Patricia Ryan	—	—	120,000	2,570,000	—	5,194,000

Securities Authorized for Issuance under Equity Compensation Plans

       The following table sets forth information as of December 31, 2003 regarding the number of shares of our common stock to be issued under outstanding options, warrants or rights, the weighted average exercise price of such outstanding options, warrants or rights, and the securities remaining available for issuance under our equity compensation plans that have been approved and not approved by our security holders.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants or rights	Weighted average exercise price of outstanding options, warrants or rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders (2)(3)	64,731,468	$3.28	114,205,900
Equity compensation plans not approved by security holders	—	—	—
Total	64,731,468	$3.28	114,205,900

(1)	The number of securities available for issuance under the Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan is equal to 15% of the sum of: (i) the issued and outstanding shares of our common stock; (ii) any shares of our common stock which are issuable as a result of any conversion, exchange or exercise of any preferred stock, warrant or other security of the company which is outstanding on the date of determination; and (iii) the shares of our common stock which have been issued or are issuable to employees, consultants and directors pursuant to the plan, our Sirius Satellite Radio 1999 Long-Term Stock Incentive Plan, our Amended and Restated 1994 Stock Option Plan and our Amended and Restated 1994 Directors’ Nonqualified Stock Option Plan.
(2)	Our stockholders have approved the Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan, the Sirius Satellite Radio 1999 Long-Term Stock Incentive Plan, our Amended and Restated 1994 Stock Option Plan and our Amended and Restated 1994 Directors’ Nonqualified Stock Option Plan.
(3)	The number of securities to be issued upon exercise does not include restricted stock and restricted stock units granted.

Employment Agreements

       We are a party to an employment agreement with Joseph P. Clayton, Patrick L. Donnelly, David J. Frear, Guy D. Johnson, Joseph A. LaPlante, Michael S. Ledford and Mary Patricia Ryan.

       Mr. Johnson resigned as our Executive Vice President, Sales, on April 1, 2004. We expect him to remain involved in our sales strategy as our Chief Marketing Officer. Mr. Ledford resigned as our Executive Vice President, Engineering, on April 1, 2004. We anticipate that he will continue to serve in a strategic capacity as our Chief Technical Officer. Accordingly, Messrs. Johnson and Ledford ceased to be executive officers of our company on April 1, 2004.

Employment Agreement with Joseph P. Clayton

       On November 26, 2001, we entered into an employment agreement with Joseph P. Clayton to serve as our President and Chief Executive Officer for three years. This agreement provides for an annual base salary of $600,000, subject to increase from time to time by our board of directors. We have also agreed to reimburse Mr. Clayton for the reasonable costs of an apartment in New York City and for the reasonable costs of commercial travel to and from his home in Rochester, New York, to our headquarters in New York City. In connection with this agreement, we agreed to grant Mr. Clayton options to purchase 3,000,000 shares of our common stock at an exercise price of $5.25 per share. 2,250,000 of these options have been issued and are fully exercisable. The remaining options will be issued and become exercisable on November 26, 2004.

       Under the terms of this agreement, if Mr. Clayton’s employment is terminated without cause or he terminates his employment for good reason (as defined in the employment agreement), he is entitled to receive a lump sum amount equal to (1) his base salary in effect from the termination date through December 31, 2004 and (2) any annual bonuses, at a level equal to 75% of his base salary, that would have been customarily paid during the period from the termination date through December 31, 2004; provided that in no event shall this amount be less than 1.75 times his base salary. In the event Mr. Clayton’s employment is terminated without cause or he terminates his employment for good reason, we are also obligated to continue his medical and life insurance benefits until December 31, 2004.

       If, following the occurrence of a “change of control,” Mr. Clayton is terminated without cause or he terminates his employment for good reason, we are obligated to pay Mr. Clayton an amount equal to 5.25 times his base salary and continue his medical and life insurance benefits until the third anniversary of his termination date. If, in the opinion of a nationally recognized accounting firm, a “change of control” would require Mr. Clayton to pay an excise tax under the United States Internal Revenue Code on any amounts received by him, we have agreed to pay Mr. Clayton the amount of such taxes and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed. Under the terms of the employment agreement, Mr. Clayton may not disclose any of our proprietary information or, during his employment with us and for three years thereafter, engage in any business involving the transmission of radio entertainment programming in North America.

Employment Agreement with Patrick L. Donnelly

       In March 2004, we reached agreement with Patrick L. Donnelly to continue to serve as our Executive Vice President, General Counsel and Secretary. Pursuant to this agreement, we pay Mr. Donnelly an annual base salary of $358,000 per year.

       Under the terms of this agreement, if Mr. Donnelly’s employment is terminated without cause or he terminates his employment for good reason (as defined in the employment agreement), we are obligated to pay Mr. Donnelly an amount equal to the sum of his annual salary and the annual bonus last paid to him.

       If, in the opinion of a nationally recognized accounting firm, a “change of control” would require Mr. Donnelly to pay an excise tax under the United States Internal Revenue Code on any amounts received by him, we have agreed to pay Mr. Donnelly the amount of such taxes and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed.

       Under the terms of the agreement, Mr. Donnelly may not disclose any of our proprietary information or, during his employment with us and for two years thereafter (or one year thereafter if Mr. Donnelly’s employment is terminated without cause or he terminates his employment for good reason), enter into the employment of, render services to, or otherwise assist our competitors.

Employment Agreement with David J. Frear

       In June 2003, we entered in an employment agreement with David J. Frear to serve as our Executive Vice President and Chief Financial Officer for three years. Under this agreement, we pay Mr. Frear a annual base salary of $331,500. We have also agreed to pay expenses associated with Mr. Frear’s relocation to the New York metropolitan area, and have reimbursed him for approximately $206,000 of such expenses.

       In connection with this agreement, we granted Mr. Frear options to purchase 1,400,000 shares of our common stock at an exercise price of $1.85 per share, and 600,000 restricted stock units. 400,000 of these options vested on March 14, 2004. 600,000 of these options will vest on July 1, 2008; however, this vesting will accelerate if we achieve performance milestones to be established by the board of directors for the year ending December 31, 2004. The balance of Mr. Frear’s options, 400,000, will vest in equal installments on July 1, 2004, July 1, 2005 and July 1, 2006. Mr. Frear’s 600,000 restricted stock units will also vest on July 1, 2008; however, this vesting will accelerate if performance milestones to be established by the board of directors for the year ending December 31, 2005 are met. Each restricted stock unit entitles Mr. Frear to one share of our common stock on the vesting date.

       Under the terms of this agreement, if Mr. Frear’s employment is terminated without cause or he terminates his employment for good reason (as defined in the employment agreement), we are obligated to pay Mr. Frear an amount equal to his annual salary and the annual bonus last paid to him; provided that until bonuses, if any, are paid with respect to the year ending December 31, 2004 such bonus amount will be not less than $97,500.

       If, in the opinion of a nationally recognized accounting firm, a “change of control” would require Mr. Frear to pay an excise tax under the United States Internal Revenue Code on any amounts received by him, we have agreed to pay Mr. Frear the amount of such taxes and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed.

       Under the terms of the agreement, Mr. Frear may not disclose any of our proprietary information or, during his employment with us and for two years thereafter (or one year thereafter if Mr. Frears employment is terminated without cause or he terminates his employment for good reason), enter into the employment of, render services to, or otherwise assist our competitors.

Employment Agreement with Guy D. Johnson

       In October 2003, we entered into a new employment agreement with Guy D. Johnson to serve as our Executive Vice President, Sales, until April 1, 2004. On April 1, 2004, Mr. Johnson resigned as our Executive Vice President, Sales, and will continue to be employed by us as our Chief Marketing Officer. This agreement provides for an annual base salary of $400,000 until April 1, 2004, and an annual base salary of $266,000 during the period from April 1, 2004 until January 5, 2005. In connection with this agreement, we granted Mr. Johnson options to purchase 2,000,000 shares of our common stock at an exercise price of $1.04 per share. Options with respect to 1,500,000 of these shares vested on March 14, 2004. The remaining options become exercisable on March 14, 2005 if we achieve performance milestones to be established by the board of directors for the year ending December 31, 2004.

       Under the terms of this agreement, if Mr. Johnson’s employment is terminated without cause or he terminates his employment for good reason (as defined in the employment agreement), he is entitled to receive a lump sum amount equal to (1) his base salary in effect in October 2003 from the termination date through January 5, 2005 and (2) any annual bonuses, at a level equal to 75% of his base salary in effect in October 2003, that would have been customarily paid during the period from the termination date through January 5, 2005; provided that in no event shall this amount be less than 1.00 times his base salary. In the event Mr. Johnson’s employment is terminated without cause or he terminates his employment for good reason, we are also obligated to continue his medical and life insurance benefits until January 5, 2005.

       If, following the occurrence of a “change of control” Mr. Johnson is terminated without cause or he terminates his employment for good reason, we are obligated to pay Mr. Johnson an amount equal to 1.75 times his base salary in effect in October 2003 and continue his medical and life insurance benefits until the third anniversary of his termination date. If, in the opinion of a nationally recognized accounting firm, a “change of control” would require Mr. Johnson to pay an excise tax under the United States Internal Revenue Code on any amounts received by him, we have agreed to pay Mr. Johnson the amount of such taxes and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed.

       Under the terms of the agreement, Mr. Johnson may not disclose any of our proprietary information or, during his employment with us and for two years thereafter, engage in any business involving the transmission of radio entertainment programming in North America.

Employment Agreement with Joseph A. LaPlante

       In August 2003, we entered in an employment agreement with Joseph A. LaPlante to serve as our Executive Vice President, Programming, for three years. Under this agreement, we pay Mr. LaPlante an annual base salary of $286,000.

       Under the terms of this agreement, if Mr. LaPlante’s employment is terminated without cause or he terminates his employment for good reason (as defined in the employment agreement), we are obligated to pay Mr. LaPlante an amount equal to his annual salary and the annual bonus last paid to him.

       If, in the opinion of a nationally recognized accounting firm, a “change of control” would require Mr. LaPlante to pay an excise tax under the United States Internal Revenue Code on any amounts received by him, we have agreed to pay Mr. LaPlante the amount of such taxes and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed.

       Under the terms of the agreement, Mr. LaPlante may not disclose any of our proprietary information or, during his employment with us and for two years thereafter (or one year thereafter if Mr. LaPlante’s employment is terminated without cause or he terminates his employment for good reason), enter into the employment of, render services to, or otherwise assist our competitors.

Employment Agreement with Michael S. Ledford

       In December 2003, we entered into a new employment agreement with Michael S. Ledford to serve as our Executive Vice President, Engineering, until April 1, 2004. On April 1, 2004, Mr. Ledford resigned as our Executive Vice President, Engineering, and will continue to be employed by us as our Chief Technical Officer. This agreement provides for an annual base salary of $340,000 until January 1, 2004, and an annual base salary of $255,000 during the period from January 1, 2004 until April 1, 2005.

       In connection with this agreement, we granted Mr. Ledford options to purchase 2,100,000 shares of our common stock at an exercise price of $1.04 per share, and 900,000 restricted stock units. 600,000 of these options vested on March 14, 2004. 900,000 of these options will vest on July 1, 2008; however, this vesting will accelerate if we achieve performance milestones to be established by the board of directors for the year ending December 31, 2004. The balance of Mr. Ledford’s options, 600,000, will vest in equal installments on July 1, 2004, July 1, 2005 and July 1, 2006 if Mr. Ledford continues to be employed by us on those dates. Mr. Ledford’s 900,000 restricted stock units will also vest on July 1, 2008; however, this vesting will accelerate if performance milestones to be established by the board of directors for the year ending December 31, 2005 are met. Each restricted stock unit entitles Mr. Ledford to one share of our common stock on the vesting date.

       Under the terms of this agreement, if Mr. Ledford’s employment is terminated without cause or he terminates his employment for good reason (as defined in the employment agreement), we are obligated to pay Mr. Ledford an amount equal to the sum of his annual salary then in effect and the annual cash bonus, if any, paid to him with respect to the immediately preceding calendar year.

       If, in the opinion of a nationally recognized accounting firm, a “change of control” would require Mr. Ledford to pay an excise tax under the United States Internal Revenue Code on any amounts received by him, we have agreed to pay Mr. Ledford the amount of such taxes and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed.

       Under the terms of the agreement, Mr. Ledford may not disclose any of our proprietary information or, during his employment with us and for two years thereafter (or one year thereafter if Mr. Ledford’s employment is terminated without cause or he terminates his employment for good reason), enter into the employment of, render services to, or otherwise assist our competitors.

Employment Agreement with Mary Patricia Ryan

       In May 2002, we entered into an employment agreement with Mary Patricia Ryan to serve as our Executive Vice President, Marketing, for three years. Under this agreement, we pay Ms. Ryan an annual base salary of $332,800. In connection with this agreement, we granted Ms. Ryan options to purchase 240,000 shares of our common stock at an exercise price of $3.67 per share. Options with respect to 120,000 of these shares are exercisable and the remaining options become exercisable in equal installments on June 10, 2004 and June 10, 2005.

       Under the terms of this agreement, if Ms. Ryan’s employment is terminated without cause or she terminates her employment for good reason (as defined in the employment agreement), we are obligated to pay Ms. Ryan an amount equal to the sum of her annual salary and the annual bonus last paid to her.

       If, in the opinion of a nationally recognized accounting firm, a “change of control” would require Ms. Ryan to pay an excise tax under the United States Internal Revenue Code on any amounts received by her, we have agreed to pay Ms. Ryan the amount of such taxes and such additional amount as may be necessary to place her in the exact same financial position that she would have been in if the excise tax was not imposed.

       Under the terms of the agreement, Ms. Ryan may not disclose any of our proprietary information or, during her employment with us and for two years thereafter (or one year thereafter if Ms. Ryan’s employment is terminated without cause or she terminates her employment for good reason), enter into the employment of, render services to, or otherwise assist our competitors.

INFORMATION ABOUT OUR COMMON STOCK OWNERSHIP

       The following table sets forth information regarding beneficial ownership of our common stock as of January 31, 2004 by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. In general, “beneficial ownership” includes those shares a person has the power to vote or transfer, and options to acquire our common stock that are exercisable currently or become exercisable within 60 days. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by these owners, have sole investment and voting power with respect to these shares, except as otherwise provided by community property laws where applicable.

	Shares Beneficially Owned as of January 31, 2004
Name and Address of Beneficial Owner of Common Stock	Number	Percent
OppenheimerFunds, Inc. (1)	223,180,417	18.4%
Atlas Global Growth Fund
Clarington Global Equity Fund
Security Benefit Life Global Series Fund
Security Benefit Life Worldwide Equity Series D/VA
CUNA Global Series Fund/VA
JNL/Oppenheimer Global Growth Series VA
Oppenheimer Global Fund
Oppenheimer Global Securities Fund/VA
Oppenheimer Global Growth & Income Fund
498 Seventh Avenue
New York, New York 10018
Apollo Investment Fund IV, L.P. (2)	162,986,042	12.9%
Apollo Overseas Partners IV, L.P.
Two Manhattanville Road
Purchase, New York 10577

(1)	This information is based upon the Schedule 13G filed by OppenheimerFunds, Inc. on February 13, 2004.
(2)	Represents 117,569,352 shares of our common stock and warrants to purchase an additional 45,416,690 shares of our common stock.

Security Ownership of Directors and Executive Officers

       The following table shows the number of shares of common stock beneficially owned by each director, our Chief Executive Officer and the six other most highly compensated executive officers as of January 31, 2004. The table also shows common stock beneficially owned by all of our directors and executive officers as a group as of January 31, 2004:

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class	Shares Acquirable within 60 days
Leon D. Black (2)	—	*	—
Lawrence F. Gilberti	67,000	*	65,000
James P. Holden	40,000	*	40,000
Warren N. Lieberfarb	—	*	—
Michael J. McGuiness	—	*	—
James F. Mooney (3)	2,100	*	—
Joseph P. Clayton (4)	5,418,869	*	5,250,000
Guy D. Johnson	2,037,391	*	2,000,000
Patrick L. Donnelly	1,300,092	*	1,300,000
David J. Frear (5)	413,900	*	400,000
Joseph A. LaPlante (6)	418,933	*	416,666
Michael S. Ledford	807,771	*	800,000
Mary Patricia Ryan	842,000	*	820,000
All Executive Officers and Directors as a Group (13 persons) (7)	11,348,055	*	11,091,666

*	Less than 1% of our outstanding shares of common stock.
(1)	These amounts include shares of common stock which the individuals hold and shares of common stock they have a right to acquire within the next 60 days through the exercise of stock options as shown in the last column. Also included in the table are the number of shares of common stock acquired under our 401(k) savings plan as of January 31, 2004: Mr. Clayton—8,869 shares; Mr. Johnson —37,391 shares; Mr. Donnelly—92 shares; Mr. LaPlante—267 shares; Mr. Ledford—7,771 shares; and Ms. Ryan—12,000 shares.
(2)	Mr. Black is the founding partner of Apollo Management, L.P., an affiliate of Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. Mr. Black disclaims beneficial ownership of all shares of our common stock in excess of his pecuniary interest, if any.
(3)	Includes 2,100 shares held as custodian for a child.
(4)	Includes 10,000 shares held by a partnership and 150,000 shares held in a trust.
(5)	Includes 1,900 shares held by spouse.
(6)	Includes 2,000 shares held by significant other.
(7)	Includes 11,091,666 shares of common stock issuable under stock options exercisable within 60 days. Does not include 15,503,334 shares issuable under stock options that are not exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in our common stock with the SEC. Based on our records and other information, we believe that in 2003 our directors and executive officers met all applicable filing requirements with the exception of Guy D. Johnson, our Executive Vice President, Sales, who sold 35,000 shares of common stock on December 31, 2003, and filed a late report relating to the sale of these shares. Mr. Johnson also filed a late report relating to 33,000 shares of restricted stock which he forfeited in January 2004.

REPORT OF AUDIT COMMITTEE

       The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

       The Securities and Exchange Commission rules require us to include in this proxy statement a report from the Audit Committee of our board of directors. The following report concerns the Audit Committee’s activities regarding oversight of our financial reporting and auditing process.

       The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of the NASDAQ Stock Market and under Securities Exchange Act Rule 10A-3(b)(1), and it operates under a written charter adopted by our board of directors, a copy of which is available upon request. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

       As described more fully in its charter, the purpose of the Audit Committee is to assist our board of directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, our independent auditor, is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States.

       The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, discussions with management and the independent auditor and the experience of the Audit Committee’s members in business, financial and accounting matters.

       Among other matters, the Audit Committee monitors the activities and performance of our independent auditor, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and our board of directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent auditor. The Audit Committee also reviews the results of the audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees our internal compliance programs.

       The Audit Committee has reviewed and discussed our consolidated financial statements with management and the independent auditor, management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

       Ernst & Young LLP, our independent auditor, also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with Ernst & Young LLP the firm’s independence.

       Following the Audit Committee’s discussions with management and Ernst & Young LLP, the Audit Committee recommended that our board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2003.

Audit Committee
LAWRENCE F. GILBERTI JAMES P. HOLDEN JAMES F. MOONEY, Chairman

Principal Accountant Fees and Services

       The following table sets forth the fees billed to us by Ernst & Young LLP, our independent auditor, as of and for the years ended December 31, 2003 and 2002:

	For the Year Ended December 31,
	2003	2002
Audit fees	$605,951	$397,030
Audit-related fees	23,160	15,000
Tax fees	247,828	59,840
All other fees	—	29,100

	$876,939	$500,970

       Audit fees billed by Ernst & Young LLP related to the audit of our annual consolidated financial statements as of and for the years ended December 31, 2003 and 2002; the review of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2003 and 2002; attest services and the provisions of comfort letters; the provision of consents; and the review and advice in respect of accounting matters in connection with our recapitalization. Included in audit fees for the year ended December 31, 2003 is $76,000 of fees billed to us by Ernst & Young LLP related to the audit of our consolidated financial statements for the year ended December 31, 2002.

       Audit-related fees billed by Ernst & Young LLP related to the audit of our 401(k) savings plan financial statements, assistance with understanding Section 404 of the Sarbanes-Oxley Act of 2002 and litigation advice concerning our prior subscriber management system.

       Tax fees billed by Ernst & Young LLP related to tax compliance; tax planning; and tax advice in connection with our recapitalization.

       Other fees billed by Ernst & Young LLP related to administrative and consulting services in connection with our 401(k) savings plan; and advisory services associated with our stock option plan.

Change in Independent Auditor

       On April 11, 2002, we dismissed Arthur Andersen LLP, or Andersen, as our independent accountants and engaged Ernst & Young LLP to serve as our independent auditor. This action was approved by the Audit Committee of our board of directors.

       The audit reports of Andersen on our consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

       During the years ended December 31, 2001 and 2000 and through April 18, 2002, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

       We requested that Andersen furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated April 16, 2002 is filed as Exhibit 16.1 to our Current Report on Form 8-K dated April 18, 2002.

       Prior to engaging Ernst & Young LLP, neither we nor anyone acting on our behalf consulted with Ernst & Young LLP regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Ernst & Young LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, prior to engaging Ernst & Young LLP, neither we nor anyone acting on our behalf consulted with Ernst & Young LLP with respect to any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Pre-Approval Policy for Services of Independent Auditor

       It is the Audit Committee’s responsibility to review and consider and ultimately pre-approve all audit and permitted non-audit services to be performed by our independent auditor. In accordance with its charter, the Audit Committee has established pre-approval policies with respect to audit and permitted non-audit services to be provided by our independent auditor. The following sets forth the primary principles of the Audit Committee’s pre-approval policies:

•	The independent auditor is not permitted to perform consulting, legal, book-keeping, valuation, internal audit, management functions, or other prohibited services, under any circumstances.

•	The engagement of our independent auditor, including related fees, with respect to the annual audits and quarterly reviews of our consolidated financial statements is specifically approved by the Audit Committee on an annual basis.

•	The Audit Committee reviews and pre-approves a detailed list of other audit and audit-related services annually or more frequently, if required. Such services generally include services performed under the audit and attestation standards established by the AICPA and regulatory authorities or standard setting bodies and include services related to SEC filings, employee benefit plan audits and subsidiary audits.

•	The Audit Committee reviews and pre-approves a detailed list of permitted non-audit services annually or more frequently, if required.

•	The Audit Committee pre-approves each proposed engagement to provide services not previously included in the approved list of audit and non-audit services and for fees in excess of amounts previously pre-approved.

       The Audit Committee has delegated to the chairman of the Audit Committee the authority to approve permitted services by the independent auditor so long as he reports decisions to the Audit Committee at its next meeting.

       The Audit Committee has appointed Ernst & Young LLP to audit our 2004 consolidated financial statements. Representatives of the firm will be available at the annual meeting to make a statement, if they choose, and to answer any questions you may have.

ITEM 2—AMENDMENT OF THE SIRIUS SATELLITE RADIO
2003 LONG-TERM STOCK INCENTIVE PLAN

       On January 21, 2003, our board of directors adopted the Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan (referred to herein as the “stock plan”), which was approved by our stockholders on March 4, 2003. The stock plan currently provides that employees of, and consultants to, the company and any of its affiliates are eligible to be selected as participants and receive awards under the stock plan by the plan’s administering committee (referred to herein as the “stock plan committee”).

Amendment to the Plan

       Our board of directors amended the stock plan as of June 24, 2003, subject to approval of our stockholders, to permit non-employee directors of the company or any of its affiliates to be eligible to be selected as participants under the stock plan by the stock plan committee. We currently have six non-employee directors who would be eligible to participate in the stock plan if stockholders approve the proposed amendment. It is not possible to estimate the number of awards under the stock plan that will be issued to our non-employee directors pursuant to the stock plan if the amendment is approved. The amendments do not increase the number of shares otherwise available for grant pursuant to the stock plan nor expand the types of awards available thereunder, all of which have previously been approved by our stockholders.

       The following is a summary of the types of awards that would be available for grant to non-employee directors as a result of the amendments described herein.

Non-Qualified Stock Options

       Non-qualified stock options granted under the stock plan will be subject to such terms and conditions, including exercise price and conditions and timing of exercise, as may be determined by the stock plan committee and specified in the applicable award agreement. Payment in respect of the exercise of an option granted under the stock plan may be made in cash or its equivalent, or, to the extent permitted by the stock plan committee, (i) by exchanging shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months) or (ii) subject to such rules as may be established by the stock plan committee, through delivery of irrevocable instructions to a broker to sell the shares being acquired upon exercise of the option and to deliver promptly to us an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of such shares so tendered to us as of the date of such tender is at least equal to the aggregate exercise price of the option.

Stock Appreciation Rights

       Stock appreciation rights granted under the stock plan will be subject to such terms and conditions, including grant price and the conditions and limitations applicable to exercise thereof, as may be determined by the stock plan committee and specified in the applicable award agreement. Stock appreciation rights may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. A stock appreciation right will entitle the participant to receive an amount equal to the excess of the fair market value of a share on the date of exercise of the stock appreciation right over the grant price thereof. The stock plan committee, in its sole discretion, will determine whether a stock appreciation right shall be settled in cash, shares or a combination of cash and shares.

Restricted Stock and Restricted Stock Units

       Restricted stock and restricted stock units granted under the stock plan will be subject to such terms and conditions, including the duration of the period during which, and the conditions, if any, under which, the restricted stock and restricted stock units may be forfeited to us, as may be determined by the stock plan committee in its sole discretion. Each restricted stock unit will have a value equal to the fair market value of a share of our common stock. Restricted stock units will be paid in cash, shares, other securities or other property, as determined by the stock plan committee in its sole discretion, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable award agreement. Dividends paid on any shares of restricted stock may be paid directly to the participant, withheld by us subject to vesting of the restricted shares, or reinvested in additional shares of restricted stock or in additional restricted stock units, as determined by the stock plan committee in its sole discretion.

Performance Awards

       Performance awards granted under the stock plan will consist of a right which is (i) denominated in cash or shares, (ii) valued, as determined by the stock plan committee, in accordance with the achievement of such performance goals during such performance periods as the stock plan committee will establish, and (iii) payable at such time and in such form as the stock plan committee will determine. Subject to the terms of the stock plan and any applicable award agreement, the stock plan committee will determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the stock plan committee, on a deferred basis.

Other Stock-Based Awards

       In addition to the foregoing types of awards, the stock plan committee will have authority to grant to participants an “other stock-based award” (as defined in the stock plan), which will consist of any right which is (i) not a stock option, stock appreciation right, restricted stock or restricted unit award or performance award and (ii) an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock (including, without limitation, securities convertible into shares of our common stock), as deemed by the stock plan committee to be consistent with the purposes of the stock plan; provided that any such rights must comply, to the extent deemed desirable by the stock plan committee, with Rule 16b-3 and applicable law. Subject to the terms of the stock plan and any applicable award agreement, the stock plan committee will determine the terms and conditions of any such other stock-based award, including the price, if any, at which securities may be purchased pursuant to any other stock-based award granted under the stock plan.

       In the sole discretion of the stock plan committee, an award, whether made as an other stock-based award or as any other type of award issuable under the stock plan, may provide the participant with the right to receive dividends or dividend equivalents, payable in cash, shares, other securities or other property and on a current or deferred basis.

Transferability

       Each award, and each right under any award, will be exercisable only by the participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s guardian or legal representative, and except as otherwise provided in an applicable award agreement, no award may be sold, assigned, pledged, attached, alienated or otherwise transferred or encumbered by a participant, other than by will or by the laws of descent and distribution, and any such purported sale, assignment, pledge, attachment, alienation, transfer or encumbrance will be void and unenforceable against us or any affiliate; provided that the designation of a beneficiary will not constitute a sale, assignment, pledge, attachment, alienation, transfer or encumbrance. Notwithstanding the foregoing, the stock plan committee has the discretion under the stock plan to provide that options granted under the stock plan that are not intended to qualify as incentive stock options may be transferred without consideration to certain family members or trusts, partnerships or limited liability companies whose only beneficiaries or partners are the original grantee and/or such family members.

Change of Control

       In the event of a “change of control” (as defined in the stock plan), all outstanding awards then held by a participant which are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, immediately prior to such change of control, unless the applicable award agreement provides to the contrary.

Amendment to Stock Plan

       Our board of directors may amend, alter, suspend, discontinue, or terminate the stock plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination will be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the stock plan, and no such action that would adversely affect the rights of any participant with respect to awards previously granted under the stock plan will be effective without the participant’s consent.

Federal Income Tax Consequences Relating to Awards

       The following summary of the Federal income tax consequences of awards granted under the stock plan is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address state and local tax considerations.

       Non-Qualified Stock Options. No income will be realized by an optionee upon grant of a non-qualified stock option, and no deduction is available to us at such time. Upon exercise of a non-qualified stock option, the optionee will recognize ordinary compensation income, and we will realize a tax deduction, in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price, referred to herein as the “spread,” at the time of exercise. The optionee’s tax basis in the underlying shares acquired by exercise of a non-qualified stock option will equal the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the shares received by the optionee upon exercise of the non-qualified stock option, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee’s holding period for shares acquired pursuant to the exercise of a non-qualified stock option will begin on the date of exercise of such option.

       The payment by an optionee of the exercise price, in full or in part, with previously acquired shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired shares to us, and shares received by the optionee, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to us and will have a holding period that includes the holding period of the shares surrendered. The value of shares received by the optionee in excess of the number of shares surrendered to us will be taxable to the optionee. Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

       Stock Appreciation Rights. No income is realized by the participant at the time a stock appreciation right is granted, and no deduction is available to us at such time. When the right is exercised, ordinary income is realized by the participant in the amount of the cash and/or the fair market value of the shares received by the participant, and we will be entitled to a deduction of equivalent value.

       Restricted Stock. The participant recognizes taxable income, and we will realize a tax deduction, equal to the fair market value of the restricted stock at the time the restrictions on the shares awarded lapse, unless the participant elects to recognize such income immediately by so electing not later than 30 days after the date of grant by the company to the participant of a restricted stock award as permitted under Section 83(b) of the Code, in which case both the participant’s inclusion in income and our deduction occur on the grant date.

       Restricted Stock Units and Other Stock-Based Awards. The value of any part of any restricted stock unit or other stock-based award distributed to participants will be taxable as ordinary income to such participant in the year in which such award is paid in cash or securities to the participant, and we will be entitled to a corresponding tax deduction.

       The description of the proposed amendment of the stock plan is qualified in all respects by the actual provisions of the plan, as amended and restated, which is attached to this proxy statement as Appendix A. The stock plan, as attached, has been marked to show the text of the amendments thereto for which stockholders approval is sought.

The board of directors unanimously recommends a vote “FOR” the amendment of the Sirius
Satellite Radio 2003 Long-Term Stock Incentive Plan.

ITEM 3—APPROVAL OF THE SIRIUS SATELLITE RADIO 2004
EMPLOYEE STOCK PURCHASE PLAN

       On March 23, 2004, the Compensation Committee of our board of directors adopted, subject to the approval of our stockholders, the Sirius Satellite Radio 2004 Employee Stock Purchase Plan (the “stock purchase plan”). The following is a summary of the material features of the stock purchase plan.

Purpose

       The purpose of the stock purchase plan is to enhance our ability to attract and retain competent personnel, to facilitate the purchase of our common stock through payroll deductions, to provide additional incentives to our employees through ownership of our common stock and to foster further interest by our employees in our success, growth and development.

Eligible Employees

       The stock purchase plan will provide an opportunity to purchase shares of our common stock to all of our eligible employees, and eligible employees of our subsidiaries designated by the board of directors from time to time. We currently have approximately 400 employees who would be eligible to participate in the stock purchase plan. It is not possible to estimate the number of shares of common stock that will be purchased pursuant to the stock purchase plan. To be eligible to participate in the stock purchase plan, an individual must, as of the beginning of any six-month purchase period, have at least one complete month of continuous service with us or one of our designated subsidiaries on a full time basis. A “full-time basis” refers to anyone who would customarily be employed for twenty or more hours per week.

       The stock purchase plan is designed to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended. It is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, or ERISA. Each eligible employee who elects to participate in the stock purchase plan will be given the opportunity to pay for his or her shares through payroll deductions. These payroll deductions will not exceed 10% of the employee’s total compensation during the six-month purchase period.

       No options to purchase our common stock may be granted under the stock purchase plan to any employee if the common stock which such employee has a right to acquire under such option would, in the aggregate, together with all stock then held by the employee and all other stock which he or she then has the right to acquire, equal or exceed 5% of the total combined voting power or value of all classes of our then outstanding stock. Further, no employee will be granted an option under the stock purchase plan which would permit his or her rights to purchase shares under all of our employee stock purchase plans to accrue annually at more than $25,000 of market value of such stock.

       The stock purchase plan will be on a May 1 through April 30 fiscal year. A participating plan member has until five business days prior to the end of an offering period to elect to withdraw from that periods offering.

Adjustment

       In the event of a stock dividend, split-up, spin-off, recapitalization, merger, consolidation, exchange of shares or similar transaction involving our common stock, the administrator will make appropriate equitable adjustments, if any, to the shares of common stock authorized for issuance under the stock purchase plan, with respect to the purchase price of such shares of common stock as to which options are outstanding at the effective date of such change and any other affected term.

       In the event of certain corporate transactions, outstanding options will be assumed by or substituted by an equivalent option of the successor, or its parent or subsidiary, or exercised prior to such transaction.

Option Price

       Under the stock purchase plan, we will make a series of consecutive six-month offers. The option price for such shares of common stock (the “Effective Option Price”) will be the lower of:

•	85% of the market price of our common stock on the date the option is offered, or

•	85% of the market price of our common stock on the last day of the six-month purchase period.

Manner of Exercise

       Each eligible employee will be given the right to elect to purchase shares of our common stock under the stock purchase plan on the first day of each six-month offering period (April 1 or October 1) by directing in writing that his or her employer withhold from one to ten percent of his or her compensation, in equal regular installments.

       As of each September 30 and March 31 in any stock purchase plan year, the employee’s account will be charged with the Effective Option Price for the number of whole shares that the amount he or she has elected to withhold will purchase. Any excess remaining in the employee’s account will be retained by his or her employer and credited to the employee for the next offering period.

       An employee will have the right once during an offering period (or as may be determined by the administrator prior to such offering period) to reduce the amount of his or her authorized payroll deduction. In addition, an employee will have the right at any time that is at least five business days prior to the end of the offering period to notify his or her employer to cease payroll deductions and withdraw the accumulated deductions which will be promptly paid to such employee. Any employee who elects to terminate his or her participation in a particular offering period will not be eligible to re-enter that offering period, but will be eligible without penalty to participate in any subsequent offering period.

Termination of Employment

       Upon termination of employment for any reason, including death, payroll deductions under the stock purchase plan will cease and any accumulated deduction not utilized to purchase shares will be returned to the employee or his or her beneficiary or estate, as applicable.

Administration

       The stock purchase plan will be administered by the board of directors, or a committee appointed by the board of directors. The members of the committee will be employees. They will be appointed by the board of directors for indeterminate terms and may be removed at the discretion of the board. Participants will receive an annual report of the status of their accounts.

Stock Subject to the Plan

       The maximum number of shares of our common stock reserved for sale under the stock purchase plan each year will be 5,000,000 shares, plus the lesser of: (i) 500,000 shares of common stock or (ii) one percent (1%) of the number of outstanding shares of common stock on the last day of the immediately preceding fiscal year.

Amendment or Termination

       The board of directors may amend or terminate the stock purchase plan at any time. No such termination or amendment may adversely affect outstanding options, nor without stockholder approval increase the number of shares available under the stock purchase plan or the employee’s eligible to participate under the stock purchase plan.

       The description of the proposed stock purchase plan is qualified in all respects by the actual provisions of the plan, which is attached to this proxy statement as Appendix B.

The board of directors unanimously recommends a vote “FOR” approval of the
Sirius Satellite Radio 2004 Employee Stock Purchase Plan

OTHER MATTERS

       Our board of directors does not intend to present, or have any reason to believe others will present, any items of business other than those stated above. If other matters are properly brought before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with the recommendation of our board of directors.

By Order of the Board of Directors, PATRICK L. DONNELLY Executive Vice President, General Counsel and Secretary

New York, New York
April 13, 2004

APPENDIX A

AMENDED AND RESTATED SIRIUS SATELLITE RADIO
2003 LONG-TERM STOCK INCENTIVE PLAN

      SECTION 1. Purpose. The purposes of this Amended and Restated Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan are to promote the interests of Sirius Satellite Radio Inc. and its stockholders by (i) attracting and retaining employees and directors of, and consultants to, the Company and its Affiliates, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

      SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

      “Affiliate” shall mean any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.

      “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Other Stock-Based Award or Performance Compensation Award made or granted from time to time hereunder.

      “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

      “Board” shall mean the Board of Directors of the Company.

      “Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), (ii) any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

      “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

      “Committee” shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Section 162(m) of the Code) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan. If at any time such a committee has not been so designated, the Board shall constitute the Committee.

      “Company” shall mean Sirius Satellite Radio Inc., together with any successor thereto.

      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      “Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to the Shares, as of any date, (1) the mean between the high and low sales prices of the Shares on the Nasdaq Stock Market for such date (or if not then trading on the Nasdaq Stock Market, the mean between the high and low sales price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (2) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

      “Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

      “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award; provided that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (b) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) or 11(d)(vi) of the Plan. Notwithstanding anything herein to the contrary, in no event shall Negative Discretion be exercised by the Committee with respect to any Option or Stock Appreciation Right (other than an Option or Stock Appreciation Right that is intended to be a Performance Compensation Award under Section 11 of the Plan).

      “Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

      “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

      “Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

      “Participant” shall mean any employee of, or consultant to, the Company or its Affiliates, or non-employee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 and selected by the Committee to receive an Award under the Plan.

      “Performance Award” shall mean any right granted under Section 9 of the Plan.

      “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

      “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or an Affiliate, division or operational unit of the Company) and shall be limited to the following: return on net assets, return on shareholders equity, return on assets, return on capital, shareholder returns, profit margin, earnings per Share, net earnings, operating earnings, earnings before interest, taxes, depreciation and amortization, number of subscribers, growth of subscribers, operating expenses, capital expenses, subscriber acquisition costs, Share price or sales or market share. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

      “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

      “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company; or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

      “Performance Period” shall mean the one or more periods of time of at least one year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

      “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

      “Plan” shall mean this Amended and Restated Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan.

      “Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

      “Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

      “Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

      “SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

      “Shares” shall mean the common stock of the Company, $.001 par value, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.

      “Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

      “Substitute Awards” shall have the meaning specified in Section 4(c) of the Plan.

      SECTION 3. Administration. (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award (subject to Section 162(m) of the Code with respect to Performance Compensation Awards) shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

      (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

      (c) The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director” or “outside director” within the meaning of Rule 16b-3 and Section 162(m) of the Code, respectively, shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

      (d) No member of the Committee shall be liable to any Person for any action or determination made in good faith with respect to the Plan or any Award hereunder.

      (e) With respect to any Performance Compensation Award granted to a Covered Employee (within the meaning of Section 162(m) of the Code) under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

      (f) Notwithstanding the foregoing, the Committee may delegate to one or more officers of the Company the authority to grant awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or Covered Employees (within the meaning of Section 162(m) of the Code).

      SECTION 4. Shares Available for Awards.

      (a) Shares Available. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, 15% of the sum of (i) the issued and outstanding Shares, (ii) any Shares which are issuable as a result of any conversion, exchange or exercise of any preferred stock, warrant or other security of the Company which is outstanding on the date of determination; and (iii) the Shares which have been issued or are issuable to employees, consultants and directors of the Company pursuant to the Plan, the Company’s 1999 Long-Term Stock Incentive Plan, the Company’s Amended and Restated 1994 Stock Option Plan and the Company’s Amended and Restated 1994 Directors’ Nonqualified Stock Option Plan; provided, however, that the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 40,000,000. The maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any Participant in any fiscal year shall be 40,000,000 and the maximum number of Shares which may be paid to a Participant in the Plan in connection with the settlement of any Award(s) designated as “Performance Compensation Awards” in respect of a single Performance Period shall be 40,000,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such Award shall again be, or shall become, Shares with respect to which Awards may be granted hereunder.

      (b) Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines in its sole discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights over the aggregate exercise price or grant price of such Options or Stock Appreciation Rights.

      (c) Substitute Awards. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

      (d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

      SECTION 5. Eligibility. Any employee of, or consultant to, the Company or any of its Affiliates (including any prospective employee), or non-employee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.

      SECTION 6. Stock Options.

      (a) Grant. Subject to the terms of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.

      (b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement.

      (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Options with an exercise price equal to or greater than the Fair Market Value per Share as of the date of grant are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In the sole discretion of the Committee, Options may be granted with an exercise price that is less than the Fair Market Value per Share and such Options may, but need not, be intended to qualify as performance-based compensation in accordance with Section 11 hereof.

      (d) Payment. (i) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or (x) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months) or (y) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

      (ii) Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

      SECTION 7. Stock Appreciation Rights.

      (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights with a grant price equal to or greater than the Fair Market Value per Share as of the date of grant are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In the sole discretion of the Committee, Stock Appreciation Rights may be granted with an exercise price that is less than the Fair

Market Value per Share and such Stock Appreciation Rights may, but need not, be intended to qualify as performance-based compensation in accordance with Section 11 hereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time.

      (b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

      (c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

      SECTION 8. Restricted Stock and Restricted Stock Units.

      (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

      (b) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participants legal representative.

      (c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

      SECTION 9. Performance Awards.

      (a) Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a “Performance Award”, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

      (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

      (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

      SECTION 10. Other Stock-Based Awards.

      (a) General. The Committee shall have authority to grant to Participants an “Other Stock-Based Award”, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

      (b) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

      SECTION 11. Performance Compensation Awards.

      (a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 6 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per Share on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

      (b) Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. Designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

      (c) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) is/are to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

      (d) Payment of Performance Compensation Awards. (i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

      (ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participants Performance Award has been earned for the Performance Period.

      (iii) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation

Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.

      (iv) Negative Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

      (v) Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by this Section 11.

      (vi) Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 40,000,000 Shares or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the last day of the Performance Period to which such Award relates. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

      SECTION 12. Amendment and Termination.

      (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the consent of the affected Participant, holder or beneficiary.

      (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the consent of the affected Participant, holder or beneficiary.

      (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority or adjustment would cause an Award designated by the Committee as a Performance Compensation Award under Section 11 of the Plan to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

      SECTION 13. Change of Control. In the event of a Change of Control, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, effective as of immediately prior to such Change of Control, unless the terms of an Award Agreement expressly provides to the contrary.

      SECTION 14. General Provisions.

      (a) Nontransferability.

      (i) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participants legal guardian or representative.

      (ii) No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.

      (iii) Notwithstanding the foregoing, the Committee may in the applicable Award Agreement evidencing an Option granted under the Plan or at any time thereafter in an amendment to an Award Agreement provide that Options granted hereunder which are not intended to qualify as Incentive Options may be transferred by the Participant to whom such Option was granted (the “Grantee”) without consideration, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to: (1) the Grantee’s spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the “Immediate Family”); (2) a trust solely for the benefit of the Grantee and his or her Immediate Family; or (3) a partnership, corporation or limited liability company whose only partners, members or shareholders are the Grantee and his or her Immediate Family; (each transferee described in clauses (1), (2) and (3) above is hereinafter referred to as a “Permitted Transferee”); provided that the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the Option.

      The terms of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award Agreement to an optionee, Grantee or Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate; (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under the Plan or otherwise; and (d) the consequences of termination of the Grantee’s employment by, or services to, the Company under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Grantee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

      (b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committees determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

      (c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (d) Withholding. (i) A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

      (ii) Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the option a number of Shares with a Fair Market Value equal to such withholding liability.

      (iii) Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to Section 14(a), the Grantee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.

      (e) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

      (f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

      (g) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or any applicable employment contract or agreement.

      (h) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

      (i) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York, applied without giving effect to its conflict of laws principles.

      (j) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

      (k) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

      (l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a

Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

      (m) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

      (n) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

      SECTION 15. Term of the Plan.

      (a) Effective Date. The Plan shall be effective as of the date of its approval by the stockholders of the Company.

      (b) Expiration Date. No Award shall be granted under the Plan after December 31, 2012. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after December 31, 2012.

APPENDIX B

SIRIUS SATELLITE RADIO
2004 EMPLOYEE STOCK PURCHASE PLAN

      SECTION 1. Purpose of Plan. The name of this plan is the Sirius Satellite Radio 2004 Employee Stock Purchase Plan (the “Plan”). The purpose of the Plan is to provide Employees (as defined below) of the Company (as defined below), and any Designated Subsidiary (as defined below) with the opportunity to purchase Common Stock (as defined below) through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code (as defined below), and that the provisions of the Plan be construed in a manner consistent with the requirements of such Section of the Code.

      SECTION 2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

      “Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 12.

      “Board” shall mean the Board of Directors of the Company.

      “Change in Capitalization” shall mean any increase, reduction, change or exchange of Shares for a different number of shares and/or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise.

      “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

      “Committee” shall mean a committee appointed by the Board to administer the Plan and to perform the functions set forth herein.

      “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

      “Company” shall mean Sirius Satellite Radio Inc., a Delaware corporation.

      “Compensation” shall mean the fixed salary or wage paid by the Company to an Employee as reported by the Company to the United States government for Federal income tax purposes, including an Employee’s portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, and any payments for overtime, shift premium, incentive compensation, bonuses, or commissions, but excluding any payments for severance pay, expense reimbursements or any credit or benefit under any employee plan maintained by the Company.

      “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or a Designated Subsidiary, as appropriate; provided that (x) such leave is for a period of not more than 90 days or (y) reemployment with the Company or a Designated Subsidiary, as appropriate, is guaranteed by contract or statute upon expiration of such leave.

      “Corporate Transaction” shall mean a sale of all or substantially all of the Company’s assets, a merger, or consolidation of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

      “Designated Subsidiary” shall mean a Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

     “Employee” shall mean any person who is customarily employed for at least twenty (20) hours per week by the Company or a Designated Subsidiary and is not a member of a collective bargaining unit that has affirmatively refused to participate in the Plan.

      “Enrollment Date” shall mean the first Trading Day of each Offering Period.

      “Fair Market Value” shall mean, as of a particular date, the following: (i) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and have been designated as a National Market System (“NMS”) security, the closing sale price reported for the Shares on such system on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, or (ii) if the Shares are admitted to quotation on the Nasdaq System but are not designated as an NMS security, the average of the highest bid and lowest asked prices of the Shares on such system on such date or, if no bid and ask prices were reported on such date, on the last date preceding such date on which both bid and ask prices were reported.

      “Offering Period” shall mean a period as described in Section 4.

     “Participant” shall mean an Employee who elects to participate in the Plan pursuant to Section 5.

      “Purchase Date” shall mean the last Trading Day of each Offering Period.

      “Purchase Price” shall mean an amount equal to the lesser of (i) 85% of the Fair Market Value of a Share on the Enrollment Date or (ii) 85% of the Fair Market Value of a Share on the Purchase Date.

      “Share” shall mean a share of Common Stock.

      “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations, beginning with the Company, if, at the time of the granting of an option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

      “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

      SECTION 3. Eligibility.

      (a) Subject to the limitations set forth in Section 3(b) hereof, any Employee who has been employed as an Employee for at least one full calendar month prior to an Enrollment Date shall be eligible to participate in the Plan in accordance with Section 5 hereof and shall be granted an option for the Offering Period commencing on such Enrollment Date.

      (b) Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code), immediately after the option is granted, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) if such grant would permit such Employees right to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code) of the Company, and of any Subsidiary to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such option is granted) for any calendar year in which such option would be outstanding (applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder). Any amounts received from an Employee that cannot be used to purchase Shares as a result of this limitation shall be returned as soon as reasonably practicable to the Employee without interest.

      SECTION 4. Offering Periods. The Plan shall be implemented by a series of consecutive six-month Offering Periods, with a new Offering Period commencing on the first Trading Day on or after April 1 (beginning in the year 2005) and October 1 (beginning in the year 2004) of each year, or at such other time or times as may be determined by the Administrator, and ending on the last Trading Day on or before the following September 30 and March 31, respectively, or at such other time or times as may be determined by the Administrator. The Plan shall continue until terminated in accordance with Section 18 hereof. Subject to Section 18 hereof, the Administrator shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings and shall use its reasonable efforts to notify Employees of any such change at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. In no event shall any option granted hereunder be exercisable more than twenty-seven (27) months from its date of grant.

      SECTION 5. Enrollment; Participation.

      (a) On each Enrollment Date the Company shall commence an offering by granting each eligible Employee who has elected to participate in such Offering Period pursuant to Section 5(b) hereof an option to purchase on the Purchase Date of such Offering Period up to a number of Shares determined by dividing each Employee’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of such Purchase Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 11 hereof. Exercise of the option shall occur as provided in Section 7 hereof, unless the Participant has withdrawn his or her payroll deductions pursuant to Section 9. The option with respect to an Offering Period shall expire on the Purchase Date with respect to such Offering Period or the withdrawal date, if earlier.

      (b) An eligible Employee may (subject to the limitations set forth in Section 3(b)) elect to become a Participant in the Plan by completing and filing a subscription agreement authorizing the Company to make payroll deductions (as set forth in Section 6 hereof) at least five (5) business days prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Administrator for all Employees. Unless a Participant, by giving written notice (or such other notice as may from time to time be prescribed by the Administrator), elects not to participate with respect to any subsequent Offering Period, the Participant shall be deemed to have accepted each new offer and to have authorized payroll deductions in respect thereof in accordance with his or her subscription agreement during each subsequent Offering Period.

      SECTION 6. Payroll Deductions.

      (a) An Employee may, in accordance with rules and procedures adopted by the Administrator and subject to the limitation set forth in Section 3(b) hereof, authorize payroll deductions in amounts which are not less than one percent (1%) and not more than ten percent (10%) of such Employee’s Compensation on each payday occurring during an Offering Period. Payroll deductions shall commence on the first payroll paid following the Enrollment Date, and shall end on the last payroll paid prior to the Purchase Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the Participant’s withdrawal from the Plan or termination of the Participant’s Continuous Status as an Employee as provided in Section 9. A Participant may decrease (but not increase) his or her rate of payroll deductions prospectively at any time during an Offering Period, but not more frequently than once during each Offering Period, or as may be determined by the Administrator prior to the commencement of an Offering Period, by giving written notice (or such other notice as may from time to time be prescribed by the Administrator). The change in rate shall be effective the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in rate of payroll deductions more quickly.

      (b) All payroll deductions made by a Participant shall be credited to such Participant’s account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account.

      (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s rate of payroll deductions may be decreased by the Company to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided for in such Participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end the following calendar year, unless a Participant increases or decreases the rate of his or her payroll deductions as provided in Section 6(a) hereof, or terminates his or her participation in the Plan as provided in Section 9.

      SECTION 7. Purchase of Shares. Unless a Participant withdraws from the Plan as provided in Section 9 hereof, such Participant’s election to purchase Shares shall be exercised automatically on each Purchase Date, and the maximum number of whole Shares subject to option shall be purchased for each Participant at the applicable Purchase Price with the accumulated payroll deductions in each Participant’s account as of the Purchase Date. No fractional Shares may be purchased hereunder. Any payroll deductions accumulated in a Participant’s account following the purchase of Shares on any Purchase Date that are not sufficient to purchase a full Share shall be retained in the Participants account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 9 hereof. Any additional amounts remaining in a Participant’s account following the purchase of Shares on any Purchase Date that are equal to, or in excess of, the amount required under this Section 7 to purchase at least one full Share shall be returned to the Participant as soon as reasonably practicable following the Purchase Date. During a

Participant’s lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by the Participant.

      SECTION 8. Delivery of Shares; Sale of Shares. As promptly as practicable after each Purchase Date on which a purchase of Shares occurs, a share certificate or certificates representing the number of whole Shares so purchased shall be delivered to a brokerage account designated by the Company and kept in such account pursuant to a subscription agreement between each Participant and the Company and subject to the conditions described therein which may include a requirement that Shares be held and not sold for certain time periods, or the Company shall establish some other means for such participants to receive ownership of the Shares.

      SECTION 9. Withdrawal; Termination of Employment.

      (a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to such Participant’s account (that have not been used to purchase Shares) under the Plan by giving written notice to the Company at least five (5) business days prior to the Purchase Date of the Offering Period in which the withdrawal occurs. Withdrawal of payroll deductions shall be deemed to be a withdrawal from the Plan. All of the payroll deductions credited to such Participant’s account (that have not been used to purchase Shares) shall be paid to such Participant promptly after receipt of such Participant’s notice of withdrawal, and such Participant’s eligibility to participate in the Plan for the Offering Period in which the withdrawal occurs shall be automatically terminated. No further payroll deductions for the purchase of Shares shall be made for such Participant during such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions for such Participant shall not resume at the beginning of the succeeding Offering Period unless the Participant timely delivers to the Company a new subscription agreement in accordance with the provisions of Section 5 hereof. A Participant’s withdrawal from an Offering Period shall not have any effect upon a Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after termination of the Offering Period from which the Participant withdraws.

      (b) Upon termination of a Participant’s Continuous Status as an Employee during the Offering Period for any reason, including Participant’s voluntary termination, retirement or death, all the payroll deductions credited to such Participant’s account (that have not been used to purchase Shares) shall be returned to such Participant or, in the case of such Participant’s death, to the person or persons entitled thereto under Section 13 hereof, and such Participant’s option shall be automatically terminated. Such termination shall be deemed a withdrawal from the Plan.

      SECTION 10. Interest. No interest shall accrue on or be payable by the Company with respect to the payroll deductions of a Participant in the Plan.

      SECTION 11. Stock Subject to Plan.

      (a) Subject to adjustment upon Changes in Capitalization of the Company as provided in Section 17 hereof, the maximum aggregate number of Shares which shall be reserved for sale under the Plan for all Offering Periods that commence during each fiscal year of the Company occurring during the term of the Plan shall be 5,000,000 Shares, plus an annual increase to be added on the first day of the Company’s fiscal year (beginning 2005) equal to the lesser of (i) 500,000 Shares or (ii) one percent (1%) of the number of outstanding Shares on the last day of the immediately preceding fiscal year. Such Shares shall be available as of the first day of the first Offering Period that commences in each such fiscal year. The Shares may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market. If the total number of Shares which would otherwise be subject to options granted pursuant to Section 3(a) hereof on an Enrollment Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Administrator shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Administrator shall give written notice to each Participant of such reduction of the number of option Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

      (b) No Participant shall have rights as a stockholder, including voting rights, with respect to any option granted hereunder until the date on which such Shares shall be deemed to have been purchased by the Participant in accordance with Section 7 hereof.

      (c) Shares purchased on behalf of a Participant under the Plan shall be registered in the name of the Participant or, if requested in writing by the Participant, in the names of the Participant and the Participant’s spouse.

      SECTION 12. Administration. The Plan shall be administered by the Administrator. The Board or the Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Board or Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Board or Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

      The Plan shall be administered such that all eligible Employees of the Company (or of any Designated Subsidiary) shall have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury regulations shall, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.

      All decisions, determinations and interpretations of the Administrator shall be final and binding on all persons, including the Company, any Subsidiary, the Employee (or any person claiming any rights under the Plan through any Employee) and any stockholder of the Company or any Subsidiary.

      SECTION 13. Designation of Beneficiary.

      (a) A Participant may file, on forms supplied by and delivered to the Company, a written designation of a beneficiary who is to receive Shares and/or cash, if any, remaining in such Participants account under the Plan in the event of the Participant’s death.

      (b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver the balance of the Shares and/or cash credited to Participant’s account to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      SECTION 14. Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or any rights to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by the laws of descent and distribution or as provided in Section 13 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

      SECTION 15. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

      SECTION 16. Reports. Individual accounts shall be maintained by the Company for each Participant in the Plan. Statements of account shall be given to each Participant at least annually which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

      SECTION 17. Effect of Certain Changes. In the event of a Change in Capitalization or the distribution of an extraordinary dividend, the Administrator shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan, but have not yet been placed under option, as well as the Purchase Price of each option under the Plan which has not yet been exercised.

      In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute outstanding options, the Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each Participant in writing that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 9. For purposes of this Section 17, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the Corporate Transaction if the holder had been, immediately prior to the Corporate Transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 17 hereof); provided that if the consideration received in the Corporate Transaction is not solely common stock of the successor corporation (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation equal in fair market value to the per Share consideration received by holders of Common Stock in the Corporate Transaction.

      SECTION 18. Amendment or Termination. The Board may at any time terminate or amend the Plan. Except as provided in Section 17 hereof, no such termination may adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

      SECTION 19. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when they are received in a timely manner in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      SECTION 20. Regulations and Other Approvals; Governing Law.

      (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

      (b) The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

      SECTION 21. Withholding of Taxes. If the Participant makes a disposition, within the meaning of Section 424(c) of the Code of any Share or Shares issued to the Participant pursuant to the Participant’s exercise of an option granted under the Plan, and such disposition occurs within the two-year period commencing on the day after the Enrollment Date or within the one-year period commencing on the day after the Purchase Date, the Participant shall notify the Company thereof. Thereafter immediately the Company may withhold from the Participant’s Compensation, or the Participant may make another arrangement satisfactory to the Company to deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company may be required to withhold.

      SECTION 22. Effective Date. The Plan shall become effective upon the approval of the Plan by the stockholders of the Company.

      SECTION 23. Term of Plan. Unless the Plan is sooner terminated by the Board under Section 18 hereof, no option shall be granted pursuant to the Plan and no Offering Period shall commence on or after the tenth anniversary of the effective date of the Plan, but options theretofore granted may extend beyond that date.

APPENDIX 1

SIRIUS SATELLITE RADIO

ADMISSION TICKET

2004 ANNUAL MEETING OF STOCKHOLDERS
TUESDAY, MAY 25, 2004
9:30 A.M.

TO BE HELD AT
THE EQUITABLE CENTER
THE AUDITORIUM
787 SEVENTH AVENUE
NEW YORK, NEW YORK

THIS TICKET MUST BE PRESENTED TO ENTER THE MEETING

DETACH PROXY CARD HERE

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.	Votes must be indicated (x) in Black or Blue Ink.
The Board of Directors recommends a vote “FOR” each item.
				FOR	AGAINST	ABSTAIN
1. To elect seven (7) members to the Board of Directors:			2.	To amend the Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan
FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS	3.	To approve the Sirius Satellite Radio 2004 Employee Stock Purchase Plan
Nominees:	Leon D. Black, Joseph P. Clayton, Lawrence F. Gilberti, James P. Holden, Warren N. Lieberfarb, Michael J. McGuiness and James F. Mooney
(Instructions: To withhold authority to vote for any individual nominee, mark the “*Exception” box and write that nominee’s name in the space provided below.)				To change your address, please mark this box.
*Exceptions				To include any comments, please mark this box.

S C A N L I N E

The signature on this Proxy should correspond exactly with stockholders name as printed to the left.
In case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney,
Executor, Administrator, Trustee or Guardian should give their full title.

Date	Stock Owner sign here	Co-Owner sign here

SIRIUS SATELLITE RADIO INC. Proxy Solicited on behalf of the Board of Directors of Sirius Satellite Radio Inc.

The undersigned hereby appoints Patrick L. Donnelly and Douglas A. Kaplan, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein to vote the undersigned’s shares of Sirius Satellite Radio Common Stock (including any shares of Common Stock which the undersigned has the right to direct the proxies to vote under the Sirius Satellite Radio Inc. 401(k) Savings Plan) at the Annual Meeting of Stockholders of SIRIUS SATELLITE RADIO INC. to be held on Tuesday, May 25, 2004, at 9:30 A.M., in the Auditorium at The Equitable Center, 787 Seventh Ave, New York, New York, and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed on the reverse hereof by the Stockholder. If no direction is made, this proxy will be voted FOR all nominees listed and FOR items 2 and 3.

(Continued and to be dated and signed on the reverse side)

SIRIUS SATELLITE RADIO P.O. BOX 11492 NEW YORK, N.Y. 10203-0492